SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event report: May 12, 2000

                          EFI Electronics Corporation
                          ---------------------------
             (Exact name of registrant as specified on its charter)

    Delaware                             0-15967                 75-2072203
    --------                             -------                 ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)

EFI Electronics Corporation
1751 South 4800 West, Salt Lake City, Utah                               84104
------------------------------------------                               -----
(Address of principal executive offices)                              (Zip Code)

               Registrant's telephone number, Including area code:
               ---------------------------------------------------
                                  801/977-9009

                                       NA
                                       --
         (Former name or former address, if changed since last report.)

Item 2.           Acquisition or Disposition of Assets.
-------------------------------------------------------

(a) On March 20, 2000, EFI Electronics Corporation ("EFI"), Square D Company, a Delaware corporation ("Square D"), and Surge Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Square D ("Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"). On May 12, 2000, pursuant to the terms of the Merger Agreement, Sub was merged with and into EFI. As a result of such merger, EFI became a wholly-owned subsidiary and each outstanding share of EFI common stock was converted into the right to receive $1.50 per share.

Item 7.           Financial Statements and Exhibits.
---------------------------------------------------

(c)               Exhibits.
                  --------

                  The exhibits accompanying this report are listed in the accompanying Exhibit Index.


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

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EFI ELECTRONICS CORPORATION
                                   ---------------------------
                                            (Registrant)



                                   By:      /S/ Howard E. Japlon
                                            --------------------
                                            Howard E. Japlon
                                            Secretary

May 24, 2000
------------
   (Date)

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


                                  EXHIBIT INDEX

         The following exhibits are filed herewith or incorporated herein by reference. Documents indicated by an asterisk (*) are incorporated herein by reference.

                                                                                  Page in Sequential
         Exhibit No.             Exhibit                                          Number System
         -----------             -------                                          -------------

                 *2.01           Agreement and Plan of Merger dated                      *
                                 as of March 20, 2000 by and among EFI,
                                 Square D and Sub

                 99.01           Press Release                                           4


* Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2000.

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